                                                                   EXHIBIT 10.17


                               DEVELOPMENT AGREEMENT

                           AIRPORT TRAFFIC STUDY AREA


                                 *************


                         CITY OF LONG BEACH, CALIFORNIA

                                       and

                          KILROY LONG BEACH ASSOCIATES


                                 *************


                   Approved by Planning Commission July 26, 1990

                     Approved by City Council August 28, 1990

                       Approved by Mayor September 4, 1990



                                ORDINANCE NO. C-6788

                              Effective October 5, 1990

                                 ERRATA No. 1

               DEVELOPMENT AGREEMENT: AIRPORT TRAFFIC STUDY AREA

                         KILROY LONG BEACH ASSOCIATES




1.    Agreement, p. 1, line 12         - Change "("Developer")" to
                                         "("Developer"  or "Owner")".

2.    Agreement, p. 1, lines 21-22     - Change "is fee owner (long-term lessee,
                                         permittee, etc.) of" to "has a legal
                                         interest as appears herein in".

3.    Agreement, p. 10, line 26        - Change "C-783" to "C-6783".

4.    Agreement, p. 12, line 15        - After "be" add "of".

5.    Agreement, p. 13, line 5         - After "kind" delete "by".

6.    Agreement, p. 32, line 13        - Change "identify" to "indemnify".

7.    Exhibit "I", p. 2, lines 21-22   - Delete existing lines and substitute
                                         "on said parcels not exceeding a
                                         cumulative total of 1,085,023 square
                                         feet of gross usable floor area; and".

                                                              November 19, 1990

                               DEVELOPMENT AGREEMENT
                               ---------------------

                           (Airport Traffic Study Area)


                           KILROY LONG BEACH ASSOCIATES

                               *********************

     THIS AGREEMENT is entered into and executed this 5th day of December, 1990,
                                                      ---        --------
between the CITY OF LONG BEACH, a municipal corporation of the State of California ("City"), and KILROY LONG BEACH ASSOCIATES, a limited partnership formed under the laws of the State of California ("Developer").

          Recitals:
          --------
          R-1. This Agreement concerns all of that real property described in Exhibit "A" hereto, which description is incorporated herein by reference and referred to as the "Property" herein. The Property is situated in an area of the City of Long Beach generally known as the Airport Traffic Study Area and shown on Exhibit "B" hereto (the "Airport Area" or "Area"). Developer is fee owner (long-term lessee, permittee, etc.) of the Property, and desires to develop the Property as set forth in the Application for Development Agreement, Exhibit "H" hereto, consistent with the zoning for the Property shown in Exhibit "E" of this Agreement and all other applicable provisions of law.

          R-2. The City has received from a number of the owners, lessees and permittees of the land in the Airport Area, including Developer, development proposals and, as noted below, has before it analyses of the traffic impacts from those development proposals in order to identify measures necessary to mitigate the traffic impacts from development in the Airport Area.

          R-3. The City supports development in the Airport Area in order to create private sector economic prosperity and employment opportunities, to increase City income through taxes and property leases,and to enhance the economic vitality of the Area.

          R-4. The recent traffic studies undertaken for the City by the firm of Barton-Aschman Associates, Inc. indicate that the level of service on existing roads and intersections in the Long Beach Airport Traffic Study Area will deteriorate to an unacceptable level as a result of projected new private growth and development.

          R-5. Current property owners, lessees and developers in the Airport Area have been meeting regularly with City officials since May 1987 to design a program to mitigate the anticipated traffic impacts of their new development.

          R-6. A Traffic Mitigation Program ("TMP") has been designed by the City, in cooperation with major current property owners, lessees and developers, to provide for roadway and intersection improvements necessary for the maintenance of adequate levels of transportation service (generally "Level of Service D" or better) throughout the Airport Area as land is developed. The TMP is described generally in Section 2.06 and in detail in Exhibit "G" of this Agreement.

          R-7. Completion of the Project will require a substantial investment of money and planning and design effort, and uncertainty that the Project may be developed in accordance with known zoning regulations might result in a waste of public and private resources, escalate the cost of development and discourage participation in the Traffic Mitigation Program. Because it is possible that zoning regulations might change during preliminary project stages, there is a disincentive for a landowner to invest monies in the early completion of the major infrastructure and other public or private improvements relating to any project, or in early comprehensive planning and design studies.

          R-8. To overcome this kind of disincentive and to provide the opportunity for an early commitment by cities and counties to a landowner that a proposed project may be completed consistent with defined zoning regulations, the State of California has enacted Government Code Section 65864, et seq., which authorizes the City to enter into binding development agreements with persons having legal or equitable interests in real property for the development of such property in order to, among other things: encourage and provide for the development of public facilities in order to support private development projects; provide certainty in the approval of development projects in order to avoid waste of resources and the escalation in Project costs and to encourage investment in and commitment to comprehensive planning which will make maximum efficient utilization of resources at the least economic cost to the public; provide assurance to the applicants of development projects that (1) they may proceed with their projects in accordance with the existing policies, rules and regulations set forth in and subject to the Agreement, subject to the conditions of approval of such projects and provisions of such Development Agreements, and (2) encourage private participation in comprehensive planning and reduce the private and public economic costs of development.

          R-9. As set forth in the public documents and testimony in support of the approval of this Agreement, the Project and the Developer's participation in the TMP will result in a number of public benefits, including assuring the provision of certain public improvements necessitated by development in the Airport Area, as well as substantial private economic benefit to the Developer.

          R-10. In order to enhance the likelihood of full implementation of the TMP in a way that will assure the citizens of Long Beach that the traffic impacts of development in the Airport Area will be fully mitigated while, at the same time, assuring Developer that it will be able to plan and complete development under zoning that will justify its cost in an accelerated participation in the TMP, the City is prepared to enter into this Agreement to set forth the rights and obligations of Developer to complete its development up to the limit established in the current Planned Development Ordinance applicable to Developer's Property and require Developer's participation in the TMP.

          R-11. Prior to approving the Project and entering into this Agreement, the City, as lead agency, has reviewed and considered the potential adverse impacts related to the Project and the TMP in compliance with the California Environmental Quality Act, and has further reviewed and considered projected future regional and cumulative infrastructure and utility demands and available capacities for projected development in the Airport Area.

          R-12. After assessing these and other potential adverse environmental impacts associated with the Project and the TMP, the City has imposed mitigation measures as a part of the Project to the fullest extent the City considers feasible, including, among other things, requiring that, prior to final completion and occupancy of the Project, Developer commit to contributing the Project's full, fairly allocated share of the costs required to maintain an adequate level of service on roadways and intersections. The City has determined that no other or additional adverse impacts will result from entering into this Agreement in addition to those already considered in connection with the Project and the TMP and has issued Negative Declaration 49-89 in connection herewith.

          R-13. In view of the foregoing, pursuant to the authorizations set forth in California Government Code Section 65864, et seq., City has adopted rules and regulations establishing procedures and requirements for consideration and execution of development agreements by City. A copy of that portion of the Long Beach Municipal Code embodying those rules and regulations is attached and incorporated in this Agreement as Exhibit "D". In accordance with those rules and regulations, and in accordance with the powers and authorization provided in

Government Code Section 65864, et seq., City has undertaken the necessary proceedings, has found and determined that this Agreement is consistent with City's General Plan, and has adopted Ordinance No. C-6788 approving this Agreement, which ordinance became effective on October 5, 1990.

                                AGREEMENT
                                ---------

     NOW, THEREFORE, in consideration of the above recitals and of the mutual covenants hereafter contained, and for the purposes stated above, City and Developer hereby agree as follows:

                         I. CONSTRUCTION OF AGREEMENT
                            -------------------------

          1.01 Underlying Law.
               --------------

          A. This Agreement shall be governed by and interpreted in light of the findings and provisions contained in Article 2.5, Chapter 4, Division 1, Title 7 of the California Government Code (Sections 65864, et seq.), Chapter 21.29 of the Long Beach Municipal Code and Ordinance No. C-6788 of the City of Long Beach. The parties hereto each agree that the validity and enforcement of this Agreement may be upheld under authority of the above-referenced source of law as well as that arising out of the Charter of the City of Long Beach. It is their mutual understanding and belief that this Agreement has been authorized in accordance with all applicable procedures and provisions of law, that it is entered into in good faith pursuant to, and constitutes a proper exercise of, statutory and chartered City powers, by the City, and that, under California law as it exists at the time of execution of this Agreement, its terms are fully enforceable against all challenges and attacks including those that might be brought by parties and persons not parties to the Agreement.

          B. In construing the provisions of this Agreement and in resolving inconsistencies among the various documents comprising or incorporated in this Agreement, every reasonable effort shall be made to construe all such documents to be mutually consistent and compatible. Failing this, precedence shall be given in the following order to:

               (a) This Agreement;

               (b) The applicable Planned Development Ordinance (Exhibit "E");

               (c) Environmental documentation filed in connection with the approval of this Agreement consisting of Negative Declaration 49-89 which incorporates the following by reference:

               Negative Declaration (ND-62-88) State Farm,

               Negative Declaration (ND-17-88) Bircher/Elks,

               Negative Declaration (ND-51-88) Embassy Suites Hotel,

               Environmental Review Record (ND-84-79) Long Beach/Signal Hill
                    Business Park,

               Environmental Impact Report (E-10-82) Alamitos Land Company,

               Environmental Impact Report (E-26-88) Land Use Element of the
                    General Plan,

               Environmental Impact Report (E-42-86) McDonnell Douglas Plant
                    Expansion,

               Environmental Impact Report (E-30-85) Douglas Center,

               Environmental Impact Report (E-45-85) Long Beach

                Airport, and

               Environmental Impact Report (E-37-84) Kilroy Airport Center.

               1.02 Definitions.
                    -----------

          A. when used in this Agreement, the following terms shall be defined as follows:

               1. "Agreement" means this Development Agreement.

               2. "Assessment District" means any assessment district formed under applicable State or Long Beach laws for the purpose of funding construction of improvements listed in the TMP, including, but not limited to, Long Beach Assessment District 90-2.

               3. "City" means the City of Long Beach, California.

               4. "Circulation Improvements" means those certain improvements included within the Long Beach Airport Area Traffic Mitigation Program.

               5. "Development" means the improvement of the Property for the purposes of constructing the structures, improvements and facilities comprising the Project, including, without limitation: grading, the construction of infrastructure and public facilities related to the Project whether located within or outside the Property; the construction of structures and buildings; and the installation of landscaping; but not including the maintenance, repair, reconstruction or redevelopment of any structures, improvements or facilities after the construction and completion thereof.

               6. "Development Approval" means any action required to be taken by City in order to approve implementation of the

Project, including, but not limited to, site plan review, subdivision and parcel maps, variances, conditional use permits, grading permits and building permits.

          7. "Effective Date" means the date on which this Agreement as fully executed is recorded in the Office of the Recorder of Los Angeles County.

          8. "Long Beach Airport Traffic Mitigation Program" or "TMP" means the cooperative construction and traffic management program through which traffic generated by development and background traffic in the Study Area can be accommodated without causing a decline in the existing transportation level of service, as more fully set forth in Exhibit "G" hereto.

          9. "Long Beach Airport Traffic Study Area" or "Study Area" means that Area within which the Property is located as more fully set forth in Exhibit "B" hereto.

          10. "Mortgage" means a contract by which specific property, including an estate for years in real property, is hypothecated for the performance of an act, without the necessity of a change of possession.

          11. "Mortgagee" means a mortgagee of a mortgage, a beneficiary under a deed of trust, or any other lender holding a security interest in the Property, and their successors and assigns.

          12. "Project" means the Development of the Property as permitted by the Planned Development Ordinance applicable to the Property (Exhibit "E").

          13. "Property" means the real property described on Exhibit "A" to this Agreement.

          1.03 Exhibits.
               --------

          A. The following documents are attached to and have been or are hereby made a part of this Agreement:

1. Exhibit "A"  -  Legal description of property subject to the Agreement.

2. Exhibit "B"  -  Map of the Airport Traffic Study Area.

3. Exhibit "C"  -  List of roadway and intersection improvements to be installed under Assessment District totalling $12.004 million, the so-called "Phase I Improvements".

4. Exhibit "D"  -  Chapter 21.29 of the Long Beach Municipal Code.

5. Exhibit "E"  -  The Planned Development Ordinance applicable to the Property.

6. Exhibit "F"  -  Negative Declaration.

7. Exhibit "G"  -  The Full Transportation Mitigation Program.

8. Exhibit "H"  -  Application for Development Agreement.

9. Exhibit "I"  -  Form of Amendment to Lease.

                        II. OBLIGATIONS OF THE PARTIES
                            --------------------------

         2.01 Development Plan.
              ----------------

          A. City agrees that the permitted uses of the property, and the intensity and density of such uses, shall be as set forth in the Planned Development Ordinance (the "Ordinance") (Ordinance No. C-6783) applicable to the Property on the Effective Date of this Agreement, which Ordinance is incorporated in this Agreement as Exhibit "E".

          B. It is understood and agreed that, in accordance with the Planned Development Ordinance as set forth in Exhibit "E", as to Parcel "A", Developer may develop structures on said Parcel "A" of up to 1,490,000 square feet of gross usable floor area for business office use and 220 hotel rooms, or any comparable combination of uses permitted by the ordinance set forth in Exhibit "E" provided that such uses are approved by City in accordance with procedures set forth in that ordinance and that any proposed mixed-use development does not generate more evening peak hour trips, as calculated using Trip Generation, Institute of Traffic Engineers, Fourth Edition, 1987, than would be generated by said office and hotel use, and, as to Parcel "B", may, subject to termination as set forth in this Agreement, develop structures of up to 500,000 square feet of gross usable floor area on said Parcel "B" as permitted by the Planned Development Ordinance as set forth in Exhibit "E".

          1. In relation to Parcel "B", City's Water Department ("WD") is undertaking studies of the feasibility of developing certain real property owned by City (herein referred to as the "Water Site") in a way that would combine water treatment uses on the site with compatible commercial uses. That real property is shown in Exhibit "A" as Parcel "B". Should the Water Department determine that such multi-use development of its property is lawful, feasible and desirable, one of many alternatives it might wish to consider would be entry into an agreement with Developer for the development of the Water Site under this Agreement. In this regard, Developer has initiated discussions, on a non-exclusive basis, with "WD" through its Board of Water

Commissioners concerning the possibility of Developer's acquiring a long-term leasehold or similar interest in the Water Site for the purpose of development of the Water Site in a manner consistent with the Agreement and compatible with WD's planned use of the Water Site for water storage, treatment and related uses.

          2. In the event that Developer and the City of Long Beach, through its Board of Water Commissioners, have entered into a lease or other document for a term of at least twenty (20) years with respect to Parcel "B" prior to January 1, 1992, this Agreement as it relates to Parcel "B" shall continue in full force and effect thereafter. If such a document has not been duly executed and is not in effect prior to January 1, 1992, this Subsection 2.01B shall thereupon be deemed repealed and shall be no further force and effect, and this Agreement shall terminate and be of no further force and effect with respect to Parcel "B" as shown on Exhibit "A". It is understood and agreed by the parties hereto that nothing in this Agreement obligates or requires the City of Long Beach, through its Board of Water Commissioners, either to initiate any studies, to take any action, to negotiate with Developer or to enter into a long-term lease or other document with Developer with respect to Parcel "B".

          3. Notwithstanding any other provision of this Agreement, Developer shall have no right to assert and shall not assert or exercise any rights to Parcel "B" arising out of this Agreement, of any kind or nature whatsoever, at any time, unless and until:

          a. Except as may otherwise be agreed upon in writing by City and Developer, all costs, expenses and assessments of any and every kind relating to Parcel "B" arising out of Developer's obligations under this Agreement shall in no way constitute a claim, charge or offset of any kind by whatsoever by Developer against City; and

          b. Developer is legally obligated to participate in an assessment district, or has paid a development impact fee, or a combination thereof, to fully mitigate, in accordance with the TMP, all traffic impacts arising out of Developer's exercise of rights under this Agreement relating to Parcel "B".

          Upon, and only upon, satisfaction of the foregoing Conditions a through b, prior to July 1, 1992, Developer may exercise whatever rights it may have hereunder relating to Parcel "B". If Developer fails to satisfy such conditions prior to July 1, 1992, then on and after July 1, 1992, all such rights it may have on or relating to Parcel "B" shall terminate and be deemed of no further force and effect. Unless and until a long-term lease or other document is entered into between City and Developer, it is understood and agreed that any rights Developer has or may have in and relating to Parcel "B", are not transferable, assignable or in any way attributable to any other lot, parcel or property wherever located and may not be so transferred, assigned or attributed by Developer. Nothing in this Agreement shall be deemed to vest Developer with any increased traffic impact benefits for Parcel "B" unless and until all requirements of the TMP relating to such benefits are satisfied.

          C. It is understood and agreed that the City's Director of Planning and Building may interpret provisions of the TMP and the Planned Development Ordinance to the extent that such interpretations are necessary to resolve uncertainties in such documents and to the extent that the resolution of such uncertainties are minor in nature, do not result in any increased traffic generation and are found by the Director to be fully consistent with the intent of this Agreement and the Planned Development Ordinance.

          2.02 Controlling Land Use Regulations.
               --------------------------------

          The land uses on the Property, including, but not limited to, maximum allowable size and height of all structures shall be as provided in the Planned Development Ordinance No. C-6783 attached hereto as Exhibit "E".

          2.03 Development Rights and Future Approvals.
               ---------------------------------------

          A. To the extent provided by, and only by, Government Code Sections 65864, et seq., the City agrees that all development rights to develop the Project granted to Developer by this Agreement are to be deemed vested in Developer.

          B. Before Owner can begin grading or any other developmental work relating to the Project on the Property, Owner must secure several additional Development Approvals. The parties agree that to the extent such Development Approvals implement the Project contained in this Agreement, City shall not, through the enactment or enforcement of any subsequent ordinances, rules, regulations, initiatives, policies, requirements, guidelines or other constraints, withhold or delay Development Approvals beyond the applicable time frame of City's normal administrative processes. City and Owner shall use their best efforts to ensure each other that all applications for and approvals of grading permits, building permits or other Developmental Approvals necessary for Owner to develop the Property are sought and processed in a timely manner within the City's normal administrative processes and consistent with all terms and conditions of this Agreement and applicable law.

          2.04 Effect of Change in Zoning and Other City Regulations.
               -----------------------------------------------------

          A. Notwithstanding the provisions of Section 2.03, it is understood and agreed that City zoning regulations of general application adopted or amended after execution of this Agreement will be applicable to subsequent Development Approvals, if any, relating to the Property unless they materially conflict with the regulations set forth in Exhibit "E" of this Agreement or materially impede, restrict or delay development of the Property for the uses and in the manner permitted in said Exhibit "E", not including any normal time of processing relating to such subsequent Development Approvals.

          B. It is understood and agreed that this Development Agreement shall not prevent the City, during the Term of the Agreement, from applying new rules, regulations and policies other than those referred to in Subsection 2.04A which do not conflict with those rules, regulations and policies applicable to the Property, nor shall this Development Agreement prevent the City from denying or conditionally approving any subsequent development project applications on the basis of such existing or new rules, regulations and policies, unless they materially conflict with the regulations set forth in Exhibit "E" of this Agreement or materially impede, restrict or delay development of the Property for the uses and in the manner permitted in said Exhibit "E", not including any normal time of processing relating to such subsequent Development Approvals.

           2.05 Compliance With All Other Laws.
                ------------------------------

          Except as otherwise provided in Sections 2.01, 2.02, 2.03 and 2.04 of this Agreement, Developer shall comply with all provisions of law as they now exist, or may subsequently be amended, as they apply or may apply to the Property subject to this Agreement. In this regard, both City and Owner intend that this Development Agreement is a legally binding contract which will supersede any inconsistent initiative, measure, moratorium, referendum, statute, ordinance or other limitation (whether relating to the rate, timing or sequencing of the Project or construction of all or any part of the Project and whether enacted by initiative or otherwise) affecting parcel or subdivision maps (whether tentative, vesting tentative or final), building permits, occupancy certificates or other entitlements approved, issued or granted within the City, or portions of the City. Should an initiative, measure, moratorium, referendum, statute, ordinance or other limitation inconsistent with this Agreement be enacted by the citizens of City which would preclude or impede, restrict or delay construction of all or any part of the Project, and to the extent such initiative, measure, moratorium, referendum, statute, ordinance or other limitation be determined by a court of competent jurisdiction to invalidate or prevail over all or any part of this Development Agreement,

Owner shall have no recourse against City pursuant to this Development Agreement, but shall retain all other rights, claims and causes of action under this Development Agreement not so invalidated and any and all other rights, claims and causes of action at law or in equity which Owner may have independent of this Development Agreement with respect to the Project, provided that in no event shall Developer have any right to attach, set aside, receive reimbursement from or for or in any other way be relieved from any requirements or obligations entered into by it as a part of implementation of the TMP, including, but not limited to, Assessment Districts formed or impact fees imposed as a part of the TMP, provided that nothing in this Agreement shall be construed to preclude Developer from receiving any refund from such Assessment Districts to which he may be lawfully entitled under the terms and conditions of an applicable assessment district procedure, if any. The foregoing shall not be deemed to limit Owner's right to appeal any such determination that such initiative, measure, moratorium, referendum, statute, ordinance or other limitation invalidates or prevails over all or any part of this Development Agreement. City agrees to cooperate with Owner in all reasonable manners in order to keep this Development Agreement in full force and effect, provided Owner shall reimburse City for all of its costs and expenses incurred directly or indirectly in connection with such cooperation and City shall not be obligated to institute a lawsuit or other court proceedings in this connection and, if it does so, Developer shall fully bear City's costs of such suit or proceedings.

          2.06 Obligations of Developer.
               ------------------------

          A. Developer shall, at all times during the term of this Agreement, be bound by and fully comply with all parts, terms and conditions of the TMP as set forth in Exhibit "G" of this Agreement. In this regard, Developer shall be obliged to, among, but not necessarily limited to, the following other things, fully support formation of, and participate in: (1) an Assessment District to construct roadway and intersection improvements valued at TWELVE MILLION, FOUR THOUSAND DOLLARS ($12,004,000), provided that Developer's assessment shall not exceed the value of the benefits received, as determined by the Assessment Engineer's cost allocation as provided by law under such a district; (2) another Assessment District, a development fee and/or other funding mechanisms as may be necessary to construct the remaining roadway and intersection improvements in the TMP, now valued at ELEVEN MILLION, TWO HUNDRED SIXTY-FIVE THOUSAND DOLLARS ($11,265,000); and, a demand management program on an area-wide or subarea basis, designed to reduce peak hour automobile trips by at least twenty percent (20%). City may from time to time modify the list of improvements described in the TMP, provided that the modification accomplishes essentially the same beneficial effect on traffic mitigation as the original list and does not substantially increase developer's costs arising out of this Section.

          B. In the event that Developer and the Water Department enter into an agreement for the long-term (at least twenty years) use of the Water Site, then Developer shall mitigate the trips to be generated by the additional 500,000 square feet of gross usable floor area in accordance with the provisions of the Planned Development Ordinance. This obligation shall be met either by payment in full of the development impact fee, or by posting security to guarantee payment of the fee as building permits are sought and received for individual buildings, or through amendment of the Assessment District to spread a lien across Developer's long-term interest in the WD site, whichever alternative shall be selected by City. At the time of execution of this Agreement, it is contemplated by City and Developer that this obligation will be met by amendment of Assessment District 90-2 to include Developer's interest in Parcel "B" in those proceedings. If Developer has not, prior to January 1, 1992, entered into such a long-term agreement and, prior to July 1, 1992, fully met its obligation to mitigate in accordance with the TMP, then on and after July 1, 1992, this Agreement, as it relates to Parcel "B", shall terminate and be deemed of no further force and effect, and Developer shall have no recourse against City or Water Department.

          2.07 Result of Failure of Developer to Meet All Obligations;
               -------------------------------------------------------
               Procedure to Cure.
               -----------------

          A. Except as provided in Subsection 2.07B, in the event that Developer fails to initiate and fulfill all of its obligations under Section 2.06 of this Agreement, or should Developer, at any time during the term of this Agreement, fail to comply with all such obligations, then the provisions of Sections 2.01, 2.02, 2.03 and 2.04 shall be of no further force and effect to preclude City from revising any or all zoning regulations affecting the Property or fully enforcing such revised regulations as they may affect the Property.

          B. Prior to implementation of any action by City pursuant to Subsection 2.07A, City shall give Developer notice of its intention to take such action. Such notice shall be given to Developer in writing and shall set forth and specify the nature of the failure or failures of Developer under this Agreement and shall also describe the action City intends to take as a result of such failure. Within fifteen (15) days of the receipt of such notice, Developer shall notify City of its response to such notice including, as appropriate, a detailed outline, with time schedule, of Developer's plan to cure the failure or failures. Developer shall have thirty (30) days following such notice to cure such failure or failures. If Developer's failure or failures cannot reasonably be cured in thirty (30) days, Developer shall not be in default if Developer begins to cure within the thirty-day period and diligently proceeds to cure to completion. In the event of failure of Developer to cure, or diligently proceed toward cure within thirty (30) days, City may thereupon notify Developer of its default and hereafter take such action under Subsection 2.07A or 2.07C as it deems appropriate.

          C. Upon a default by Developer and following notice and opportunity to cure pursuant to Subsection 2.07B, the City may, upon recommendation of its Director of Planning and Building, proceed to terminate or modify the Development Agreement. Said recommendation shall be forwarded to the Planning Commission and the City Council, each of whom shall hold a public hearing after giving notice as provided in

Government Code Sections 65090 and 65091, and if the City Council, following such hearing, finds that Developer is in default, termination or modification may be undertaken unilaterally by the City Council.

          2.08 Obligations of City.
               -------------------

      In addition to any other specific duties or responsibilities assigned it under this Agreement, City shall:

          A. Cooperate reasonably with Developer in Developer's efforts to meet its obligations under this Agreement.

          B. At the time of consideration of any City-wide development fee ordinance a purpose of which is alleviation of traffic impacts arising from new development, prepare language providing for a credit against such a City-wide development fee. The language shall be incorporated into that ordinance and shall provide that a credit shall be given against the City-wide fee for the principal amount of any assessment that has been paid by Developer, or which Developer is legally obligated to pay under applicable assessment district provisions, as well as for any Airport Area development fee which Developer has paid under the Airport Traffic Mitigation Program. The credit shall be applied only for buildings for which building permits are applied for and received after the enactment of such a City-wide development fee and shall be established and apportioned by City's Director of Planning and Building on a building-by-building basis as building permits are applied for and received in an amount equal to the amount paid by the Developer for an Airport Area Traffic Impact Fee and/or the principal amount of an Airport Area Traffic Mitigation Assessment District for which the Developer is legally obligated. In no event shall the amount of the credit exceed the amount of the City-wide fee applicable to the building in question.

          2.09 Reserved Authority of City.
               --------------------------

          A. In the event that the State or Federal laws or regulations enacted after this Development Agreement has been entered into, prevent or preclude compliance with one or more provisions of the Development Agreement, such provisions of the Development Agreement shall be modified or suspended as may be necessary to comply with such State or Federal laws or regulations; provided, however, that this Development Agreement shall remain in full force and effect to the extent it is not inconsistent with such laws or regulations and to the extent such laws or regulations do not render such remaining provisions unenforceable, provided that, prior to City's adopting or undertaking any rule, regulation or policy the purpose of which is to conform to State or Federal laws or regulations under this Subsection 2.09A which is inconsistent with this Development Agreement, City shall make a finding that such rule, regulation or policy is reasonably necessary to comply with such State or Federal laws or regulations.

          B. This Development Agreement shall not prevent City from applying new rules, regulations and policies contained in uniform codes, including, but not limited to, the Uniform Building Code, Uniform Electrical Code, Uniform Mechanical Code or Uniform Fire Code, which are based on recommendations of a multi-state professional organization and become applicable throughout City.

          C. This Development Agreement shall not prevent City from adopting other new rules, regulations and policies, consistent or inconsistent with this Development Agreement which directly result from findings by City that failure to adopt such rules, regulations or policies would result in a condition injurious or detrimental to the public health and safety. Notwithstanding the foregoing, City shall not adopt any such rules, regulations or policies which prevent or preclude compliance with one or more provisions of this Development Agreement until City makes a finding that such rules, regulations or policies are reasonably necessary to correct or avoid such injurious or detrimental condition.

          D. The Development Agreement shall not prevent City from freely exercising any of its powers, including the adoption and amendment of rules, regulations and policies not restricted by one or more sections of this Development Agreement.

          E. Notwithstanding any other provisions of this Agreement, all fees and charges intended to cover City costs associated with processing development of the Property, including, but not limited to, fees and charges for applications, processing, inspections, plan review, plan processing and/or environmental review, which are existing or may be revised or adopted during the term of this Agreement, shall apply to the development of the Property.

               III. ENVIRONMENTAL REVIEW
                    --------------------

          3.01 Supplemental or Subsequent Environmental Review.
               -----------------------------------------------

          A. In approving the Project and entering into this

Agreement, the City as lead agency has reviewed and considered the potential adverse environmental impacts related to the Project, and has further reviewed and considered projected future regional and cumulative infrastructure and utility demands that will compete with the Project for available capacities and cumulatively add to potential adverse impacts. Consequently, the City has prepared and certified Negative Declaration No. 49-89 ("ND"), and that document is attached hereto as Exhibit "F". Developer agrees that it shall be legally bound by all parts and provisions of the ND applicable to the Property, including, but not limited to, all terms, conditions and mitigation measures of that ND and all discretionary approvals relating thereto.

          B. City agrees that, to the extent permitted by law, no subsequent or supplemental environmental review shall be required by the City for subsequent discretionary approvals provided that such approvals do not involve any changes or modifications to the Planned Development Ordinance or the TMP as set forth in the Negative Declaration.

          3.02 Treatment of Nearby Projects.
               ----------------------------

     City agrees to cooperate with Developer in sharing, on request of Developer, public information which City may have relating to projects and proposed projects of or subject to review and approval by any agency or department of the United States or the State of California, or any local agency or entity, which are to be undertaken within five (5) miles of the Property.

                         IV. GENERAL PROVISIONS
                             ------------------

          4.01 Effectiveness of Agreement.
               --------------------------

          A. This Agreement shall be effective upon its execution by a duly authorized representative of both parties and the recording of this Agreement pursuant to Government Code Section 65868.5.

          B. On July 17, 1985, City and Developer entered into a Lease Agreement (the "Underlying Lease" herein) for the lease of certain real property owned by City for the purpose of developing that property. That document has been subsequently both amended and trifurcated. Under Section 3.11 of the Underlying Lease, the Lessee (Developer) is entitled to a credit against future increases in Ground Rent should certain defined costs paid by Developer exceed a certain defined level. In order to set forth the methodology of treatment of Developer costs under this Agreement to the extent they may be eligible for credit against future rental increases under the terms of the Underlying Lease, it is necessary that City and Developer enter into amendment/amendments to the applicable lease/leases. Thus, and notwithstanding any other provision of this Agreement, this Agreement shall not become effective until an amendment to the applicable lease/leases has been executed by City and Developer expressing their mutual intent and understanding as to a methodology for treatment of eligible costs under the lease/leases, provided that execution by City and Developer of an amendment to the lease/leases in substantially the form of Exhibit "I" of this Agreement shall be deemed to satisfy the requirements of this Subsection and it shall thereupon be of no further force and effect.

          4.02 Duration (Term) of Agreement.
               ----------------------------

     This Agreement shall remain in effect for a term of twenty (20) years, subject to earlier termination for cause as set forth in Section 2.07 or Section 4.05, or upon release of Developer by City.

          4.03 Damages and Default Enforcement.
               -------------------------------

          A. In no event, and notwithstanding any other provision of this Agreement, shall Developer be entitled to any damages against the City upon lawful termination of this Agreement or a finding of invalidity of this Agreement.

          B. All remedies at law or in equity or in the City's regulations governing development agreements which are not inconsistent with the provisions of this Agreement are available to the parties to pursue in the event there is a breach, except that City shall be entitled to assert all legal or equitable defenses or immunities that, except for this Agreement, would be available to City by operation of law.

          4.04 Periodic Review.
               ---------------

          A. City shall, at least every twelve (12) months during the term of this Agreement, review the extent of good faith compliance by Developer with the terms of this Agreement. Pursuant to Government Code Section 65865.1, as amended, and Long Beach Municipal Code Section 21.29.070, Developer shall have the duty to demonstrate its good faith compliance with the terms of the Agreement at the periodic review.

          B. If Developer is found to be in compliance with the Agreement after annual review, City shall, upon written request by Developer, issue a Review Letter to Developer stating that based upon information known or made known to the City Council, the City Planning Commission and/or the City Planning Director, the Agreement remains in effect and Owner is not in default.

          C. City's failure to review at least annually Developer's compliance with the terms and conditions of this Agreement shall not constitute or be asserted by any party as a breach of the Agreement by Developer or City.

          D. If, as a result of such periodic review, the City finds and determines, on the basis of substantial evidence, that Developer or its successor-in-interest has not complied in good faith with the terms and conditions of the Agreement, the City may, subject to the provisions of
Section 2.07B, modify this Development Agreement or terminate the Development Agreement for cause.

          E. As a part of the periodic review prescribed in Subsection 4.04A, City's Director of Public Works will evaluate progress in implementation of the TMP and will prepare a report thereon for submission to the City Council. A copy of the report will be forwarded to each member of any Assessment District formed pursuant to the TMP, together with the date on which the report will be presented to the Council.

          4.05 Assignment.
               ----------

          A. The rights and obligations of Developer under this Agreement may be transferred or assigned in whole or in part as provided in this Section 4.05, provided that in no event, and notwithstanding any other provision of this
Section 4.05, shall this Agreement be transferred or assigned in whole or in part as to Parcel "A" until the provisions of Division 5 ("Assignment and Subletting" of that certain Lease of July 17, 1985 between City and Developer are fully complied with, and the transfer or assignment of this Agreement, in whole or in part, is to and only to the same party to whom transfer or assignment is authorized under that Lease, and, as to Parcel "B", shall not be transferred or assigned unless and until this Agreement is fully operative as to said Parcel "B" and, thereafter, shall only be transferred or assigned as a part of, and in the same manner as, provided in the long-term agreement relating to development of Parcel "B" between Developer and City through its Board of Water Commissioners.

          B. It is understood and agreed by the parties that the Property may be sold or subdivided after the execution of this Agreement. One or more of such subdivided parcels may be sold, mortgaged, hypothecated, assigned or transferred to persons for development by them in accordance with the provisions of this Agreement. Developer shall have the right to sell, mortgage, hypothecate, assign or transfer this Agreement, and any and all of its rights, duties and obligations hereunder, to any person, partnership, joint venture, firm or corporation at any time during the term of this Agreement, provided that any such sale, mortgage, hypothecation, assignment or transfer must be pursuant to a sale, assignment or other transfer of the interest of Developer in the Property, or a portion thereof. In the event of any such sale, mortgage, hypothecation, assignment or transfer, (a) Developer shall notify City of such event and the name of the transferee, together with the corresponding entitlements being transferred to such transferee, and (b) the Agreement between Developer and such transferee shall provide that the transferee shall be liable for the performance of all obligations of Developer pursuant to this Agreement for any and all such portions of the Property sold or subdivided. Such transferee shall notify City in writing that it shall be liable for the performance of such obligations, and upon the express written assumption of any or all of the obligations of Developer under this Agreement by such assignee, transferee shall, without any act of or concurrence by City, relieve Developer of its legal duty to perform said obligations under this Agreement with respect to the Site or portion thereof so transferred.

          C. Non-compliance by such transferee with the terms and conditions of this Agreement shall be deemed a default hereunder.

          4.06   Relationship of Parties.
                 -----------------------

          It is understood that the contractual relationship between the parties created hereunder is that Developer is an independent contractor and is not an agent of the City. Neither party is acting as agent for the other. None of the terms or provisions herein shall create a partnership, joint venture or joint enterprise. This Agreement shall not be construed to create or limit any third party beneficiary rights unless expressly otherwise provided.

          4.07   Mortgage Protection.
                 -------------------

          A. Entering into or a breach of this Agreement shall not defeat, render invalid, diminish, or impair the lien of Mortgagees having a mortgage on any portion of the Property made in good faith and for value, unless otherwise required by law or as set forth in this Section 4.07. No Mortgagee shall have an obligation or duty under this Agreement to perform Developer's obligations, or to guarantee such performance, prior to any foreclosure or deed in lieu thereof.

          B. If the City receives timely notice from a Mortgagee requesting a copy of any notice of a default given to Developer under the terms of this Agreement, City shall provide a copy of that notice to the Mortgagee within ten
(10) days of sending the notice of default to Developer. The Mortgagee shall have the right, but not the obligation, for a period up to sixty (60) days after the receipt of such notice from City to cure or remedy, or to commence to cure or remedy the default unless a further extension of time to cure is granted in writing by City. If the default is of a nature which can only be remedied or cured by such Mortgagee upon obtaining possession, such Mortgagee shall seek to obtain possession with diligence through foreclosure, a receiver or otherwise, and shall thereafter remedy or cure the default or non-compliance within thirty
(30) days after obtaining possession. If any such default or non-compliance cannot, with diligence, be remedied or cured within such thirty- (30-) day period, then such Mortgagee shall have such additional time as may be reasonably necessary to remedy or cure such default or non-compliance if such Mortgagee commences to cure during such thirty- (30-) day period, and thereafter diligently pursues and completes such cure.

          C. Notwithstanding the foregoing provisions of Section 4.06 of this Agreement, if any Mortgagee is prohibited from commencing or prosecuting foreclosure or other appropriate proceedings in the nature thereof by any process or injunction issued by any court or by reason of any action by any court having jurisdiction of any bankruptcy or insolvency proceeding, the times specified in this Section for commencing or prosecuting foreclosure or other proceedings shall be extended for the period of the prohibition.

               D. Notwithstanding any provision of this Section 4.07, the burdens of this Agreement shall be binding upon, and the benefits of the Agreement shall inure to, all successors-in-interest to the parties to this Agreement, and nothing herein shall be construed to the contrary.

               4.08 Indemnification and Hold Harmless.
                    ---------------------------------

               A. Developer agrees to and shall protect, indemnify, defend and hold City, its offices, agents, employees, consultants, special counsel and representatives harmless from liability: (1) for damages, just compensation, restitution, judicial or equitable relief arising out of claims for personal injury, including health, and claims for property damage which may arise from the direct or indirect operations of the Developer or its contractors, subconstructors, agents, employees or other persons acting on its behalf which relates to the Project; and (2) from any claim that damages,just compensation, restitution, judicial or equitable relief is due by reason of the terms of or effects arising from this Agreement, except for any claim arising out of a negligent or willful act or omission of City. Developer agrees to pay all costs for the defense of the City and its officers, agents, employees, consultants, special counsel and representatives regarding any action for damages, just compensation, restitution, judicial or equitable relief caused or alleged to have been caused by reason of Developer's actions in connection with the Project or any claims arising out of this Agreement, except for any claim arising out of a negligent or willful act or omission of City. City may make all reasonable decisions with respect to its representation in any legal proceeding.

               B. In the event any person not a party to this Agreement shall institute any type of action against City with respect to this Agreement, City may, at its sole option, elect to tender the defense of such action to Developer, and Developer shall accept such a tender and shall protect, identify, defend and hold harmless the City from all damages, costs and expenses incurred in the defense of such matter. In the event of such a tender and acceptance, City agrees that it shall fully cooperate with Developer in the defense of such matter.

               4.09 Notices.
                    -------

     All notices under this Agreement shall be deemed received upon personal delivery to, or two days after deposit, first class postage prepaid in, the U.S. Mail, addressed to, the following representatives of the party at the addresses indicated below:

               If to City:                 City of Long Beach
                                           333 West Ocean Boulevard
                                           Long Beach, California 90802

                                           Attention: Director of Planning
                                                      and Building

               If to Developer:      Kilroy Long Beach Associates
                                     2250 Imperial Highway
                                     El Segundo, California 90245

                                     Attention: Campbell Hugh Greenup

     Either party may change its address by giving notice in writing to the other party.

          4.10 Time of Essence.
               ---------------

     Time is of the essence for each provision of this Agreement of which time is an element.

          4.11 Entire Agreement.
               ----------------

     This written Agreement, including all exhibits as set forth in Section 1.03,constitutes and embodies the entire understanding between the parties. It supersedes all other agreements, representations or undertakings, whether oral or written, that either party might allege to have existed prior to execution of this Agreement. City and Developer specifically represent that they have, respectively, executed and entered into this Agreement solely on the basis of the terms and conditions set forth herein and they have relied on no other representations, provisions, inducements or understandings of any kind in doing so, nor did any such representations, promises, inducements or understandings made by or on behalf of City or Developer exist at the time of execution of this Agreement.

               4.12 Modification.
                    ------------

     No modification, amendment or other change in this Agreement or any provision hereof shall be effective for any purpose unless specifically set forth in writing executed by duly authorized representatives of both parties and referring expressly to this Section and in accordance with all applicable provisions of law.

               4.13 Force Majeure.
                    -------------

     Neither party shall be deemed to be in default where failure or delay in performance of any of its obligations under this Agreement is caused by floods, earthquakes, other Acts of God, fires, wars, riots or similar hostilities, strikes and other labor difficulties beyond such party's control, government regulations other than those of City, court actions (such as restraining orders or injunctions) or any other cause beyond such party's control. If any such events shall occur,the term of this Agreement and the time for performance by either party of any of its obligations hereunder shall be extended by the period of time that such events prevented such performance provided that the term of this Agreement shall not be extended under any circumstances for more than five
(5) years.

               4.14 Estoppel Certificate.
                    --------------------

     Either party may, at any time, and from time to time, deliver written notice to the other party requesting such party to certify in writing that, to the knowledge of the certifying party, (1) this Agreement is in full force and effect and a binding obligation of the parties, (2) this Agreement has not been amended or modified either orally or in writing and, if so amended, identifying the amendments and (3) the requesting party is not in default of the performance of its obligations under this Agreement or, if in default, describing the nature and amount of any such defaults. A party receiving a request hereunder shall execute and return such Certificate within thirty (30) days following the receipt thereof.

     City acknowledges that an Estoppel Certificate may be relied upon by transferees and mortgagees; provided, however, that whether or not the Estoppel Certificate is relied upon by assignees or other transferees or Developer, City shall not be bound by a Certificate if a default existed at the time of the annual review, but was concealed from or otherwise not known to the City.

               4.15 Attorney's Fees.
                    ---------------

     In any action to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover its Attorney's fees from the other party.

               4.16. Waiver.
                     ------

     No waiver of any provision of this Agreement shall be effective unless it is in writing, executed by a duly authorized representative of the party against whom enforcement of a waiver is sought and refers expressly to this Section. No waiver of any right or remedy in respect of any occurrence or event shall be deemed a waiver of any right or remedy in respect of any other occurrence or event.

               4.17 Successors and Assigns.
                    ----------------------

     The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Any successor-in-interest to City shall be subject to the provisions set forth in Government Code Sections 65865.4 and 65868.5.

               4.18 Governing Law and Consent to Jurisdiction.
                    -----------------------------------------

               A. This Agreement shall be interpreted, governed and construed under the laws of the State of California as if executed and performed wholly within the State of California.

               B. Developer furthermore irrevocably consents and submits to the jurisdiction of the state and federal courts in the State of California as the exclusive jurisdiction and courts in which any action, suit or proceeding of any kind or nature may be brought against it or by it which is related to any matter contained in this Agreement, and Developer hereby waives and agrees not to assert by way of motion, defense or otherwise, in any such action, suit, or proceedings, that it is not personally subject to the jurisdiction of any such court, that any such court is an inconvenient forum or that venue in any such court is improper.

               C. Developer furthermore agrees to accept service of process in any matter relating to this Agreement in any place within the State of California where it or any of its officers, agents or attorneys may be found.

               4.19 Recordation.
                    -----------

     This Agreement shall be recorded immediately following its execution in the Office of the Recorder of the County of Los Angeles, California.

     IN WITNESS WHEREOF, the parties have executed this

                         DEVELOPER'S ACKNOWLEDGEMENT
STATE OF CALIFORNIA   )
                      )  ss.
COUNTY OF LOS ANGELES )

          On October 11, 1990, before me, the undersigned, a Notary Public in
             ----------
and for said State, personally appeared John B. Kilroy, Jr. personally known to
                                        -------------------
me or proved to me on the basis of satisfactory evidence to be the person who executed this instrument as President of Kilroy Industries, the corporation
                            ---------
that executed this instrument as the general partner of Kilroy Long Beach Associates, a California Limited Partnership, the partnership that executed the within instrument, and acknowledged to me that such corporation executed the same as such partner and that said partnership executed the same.

[Seal]          WITNESS my hand and official seal.

[Seal of Nadine K. Kirk]               /s/ NADINE K. KIRK
                                       ----------------------------------
                                       Notary Public in and for said
                                       County and State


                                       CITY OF LONG BEACH, a municipal
                                       corporation of the State of
                                       California

                                       By:  [Signature]
                                          -------------------------------
                                          Assistant City Manager

                                                       EXECUTED PURSUANT
                                                       TO SECTION 301 OF
                                                       THE CITY CHARTER.

          The foregoing Agreement is hereby approved as to form this 4th day of
                                                                     ---
December, 1990.
--------

                                       JOHN R. CALHOUN, City Attorney

                                       By:  [Signature]
                                          ---------------------------------
                                          Deputy

WHK/am
04/16/90
04/18/90
05/11/90
05/14/90
06/04/90
06/29/90
07/02/90
07/19/90
07/20/90
VERSION #2:
07/30/90
08/09/80
08/13/90
08/21/90
09/12/90
AG\53(E).DOC

                                                                       EXHIBIT A


                         LEGAL DESCRIPTION OF PROPERTY
                           SUBJECT TO THE AGREEMENT

                                  PARCEL "A"

                        (KILROY LONG BEACH ASSOCIATES)

PARCELS 1 THROUGH 10, INCLUSIVE, OF PARCEL MAP NO. 16960, IN THE CITY OF LONG BEACH, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 208, PAGES 92 THROUGH 100 INCLUSIVE OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

                         LEGAL DESCRIPTION OF PROPERTY
                           SUBJECT TO THE AGREEMENT

                                  PARCEL "B"

                        (KILROY LONG BEACH ASSOCIATES)

THAT PORTION OF RANCHO LOS CERRITOS IN THE CITY OF LONG BEACH, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 2, PAGES 202 THROUGH 205 OF PATENTS IN THE OFFICE OF SAID COUNTY RECORDER, DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST SOUTHWESTERLY CORNER OF PARCEL 9 OF PARCEL MAP NO. 16960, IN SAID CITY, AS PER MAP RECORDED IN BOOK 208, PAGES 92 THROUGH 100, INCLUSIVE, OF SAID PARCEL MAP; THENCE FOLLOWING THE BOUNDARY LINE OF PARCELS 9 AND 10 OF SAID PARCEL MAP BY THE FOLLOWING SIX COURSES: NORTH 9 (DEGREES) 45' 28" EAST
232.12 FEET; THENCE SOUTH 89 (DEGREES) 53' 01" EAST 233.60 FEET; THENCE NORTH
53 (DEGREES) 04' 54" EAST 181.74 FEET; THENCE NORTH 0 (DEGREES) 16' 54" EAST
305.50 FEET; THENCE SOUTH 89 (DEGREES) 58' 42" WEST 58.81 FEET; THENCE NORTH 0 (DEGREES) 08' 48" EAST 426.88 FEET TO AN INTERSECTION WITH THE SOUTHERLY LINE OF SPRING STREET, 100 FEET WIDE, AS SHOWN ON RECORD OF SURVEY MAP FILED IN BOOK 85, PAGE 19, RECORDS OF SAID COUNTY; SAID INTERSECTION BEING ON A CURVE CONCAVE SOUTHERLY HAVING A RADIUS OF 950.00 FEET AND THROUGH WHICH A RADIAL LINE TO SAID CURVE BEARS SOUTH 6 (DEGREES) 22' 25" WEST; THENCE WESTERLY 103.88 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 6 (DEGREES) 15' 54"; THENCE WESTERLY ALONG SAID SOUTHERLY LINE NORTH 89 (DEGREES) 52' 59" WEST 620.52 FEET TO A POINT DISTANT EASTERLY THEREON 20.00 FEET FROM THE INTERSECTION OF SAID SOUTHERLY LINE OF SPRING STREET WITH THE EASTERLY LINE OF REDONDO AVENUE, 90 FEET WIDE, AS SHOWN ON TRACT NO. 27805, AS PER MAP RECORDED IN BOOK 712 PAGES 95 THROUGH 97, INCLUSIVE, OF MAPS, RECORDS OF SAID COUNTY; THENCE SOUTH 45 (DEGREES) 06' 46" WEST IN A DIRECT LINE, 28.28 FEET TO A POINT IN THE EASTERLY LINE OF SAID REDONDO AVENUE, DISTANT SOUTHERLY THEREON 20.00 FEET FROM SAID INTERSECTION; THENCE SOUTHERLY ALONG SAID EASTERLY LINE SOUTH 0 (DEGREES) 06' 32" WEST 958.27 FEET TO A POINT DISTANT NORTHERLY THEREON 7.94 FEET FROM THE INTERSECTION OF SAID EASTERLY LINE OF REDONDO AVENUE WITH THE NORTHERLY LINE OF KILROY AIRPORT WAY, VARIES IN WIDTH, AS SHOWN ON SAID PARCEL MAP NO. 16960; THENCE SOUTH 44 (DEGREES) 53' 28" EAST IN A DIRECT LINE 11.24 FEET TO A POINT IN THE NORTHERLY LINE OF SAID KILROY AIRPORT WAY, DISTANT EASTERLY 7.94 FEET FROM LAST MENTIONED INTERSECTION; THENCE FOLLOWING THE NORTHERLY LINE OF SAID KILROY AIRPORT WAY BY THE FOLLOWING FIVE COURSES; SOUTH 89 (DEGREES) 53' 28" EAST 62.06 FEET TO A TANGENT CURVE CONCAVE SOUTHERLY HAVING A RADIUS OF 296.00 FEET; THENCE SOUTH-EASTERLY 129.15 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 25 (DEGREES) 00' 00"; THENCE SOUTH 64 (DEGREES) 53' 28" EAST 57.87 FEET TO A TANGENT CURVE CONCAVE NORTHEASTERLY HAVING A RADIUS OF 354.00 FEET; THENCE SOUTHEASTERLY 82.99 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 13 (DEGREES) 25' 54"; THENCE SOUTH 78 (DEGREES) 19' 22" EAST 59.24 FEET TO THE POINT OF BEGINNING.

                                  Parcel "B"
                               Legal Description

                                    [MAP OF
                       A PORTION OF RANCHO LOS CERRITOS,
                          IN THE CITY OF LONG BEACH,
                            COUNTY OF LOS ANGELES,
                             STATE OF CALIFORNIA]

                                                                       EXHIBIT B


                               [MAP OF BOUNDARY
                     LONG BEACH AIRPORT TRAFFIC STUDY AREA
                    CITY OF LONG BEACH, STATE OF CALIFORNIA]

                              LIST OF ROADWAY AND
                           INTERSECTION IMPROVEMENTS

                                  (PHASE "I")

                         ASSESSMENT DISTRICT NO. 90-2

Project                           Description
-------                           -----------
   1                  Cherry Avenue and Carson Street
   2                  Cherry Avenue and 36th Street
   3                  Cherry Avenue and Wardlow Road
   4                  Cherry Avenue and Spring Street
   5                  Temple Street and Spring Street
   6                  Redondo Street and Spring Street
   6A                 Traffic Signals
   7                  Willow Avenue and Redondo Street
   7A                 Northeast Corner
   8                  Lakewood Boulevard and Carson Street
   8A                 Southeast Corner
   9                  Lakewood Boulevard and Wardlow Road
  10                  Lakewood Boulevard and Conant Street
  11                  Lakewood/Spring
  12                  Lakewood Boulevard and Willow Street
  13                  Clark Avenue and Carson Street
  14                  Clark Avenue and Conant Street
  15                  Clark Avenue and Wardlow Avenue
  16                  Clark Avenue and Spring Street
  17                  Clark Avenue and Willow Avenue
  18                  Carson Street and Paramount Boulevard
  19                  Cherry Avenue and Bixby Avenue

                                  Exhibit "C"

                           Exhibits D - I omitted.